INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 3, 1997 accompanying the financial statements of NAVIDEC, Inc. also incorporated by reference, in the Form S-8 Registration Statement of NAVIDEC, Inc.


HEIN + ASSOCIATES LLP



Denver, Colorado
February 19, 1999